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Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

        We hereby consent to the use in Amendment No. 1 to the Registration Statement on Form S-3 of our report dated April 1, 2002 relating to the consolidated financial statements of White Mountains Insurance Group, Ltd., which appears in such Registration Statement. We also consent to the incorporation by reference in this Registration Statement of our report dated April 1, 2002 relating to the consolidated financial statements and financial statement schedules of White Mountains Insurance Group, Ltd., which appears in the White Mountains Insurance Group, Ltd. Annual Report of Form 10-K for the year ended December 31, 2001. We also consent to the incorporation by reference in this Registration Statement of our report dated May 8, 2001 related to the consolidated financial statements of CGU Corporation, which appears in the White Mountains Insurance Group, Ltd. Current Report on Form 8-K/A dated June 1, 2001 (filed June 25, 2001). We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts
June 21, 2002

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CONSENT OF INDEPENDENT ACCOUNTANTS